UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2013

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10245	95-1480559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01              Entry into a Material Definitive Agreement

The information provided in Item 3.03 below is hereby incorporated herein by reference.

Item 3.03                                           Material Modifications to Rights of Security Holders.

On January 30, 2013, the Board of Directors (the “Board”) of RCM Technologies, Inc. (the “Company”) declared a dividend distribution of one right (collectively, the “Rights”) for each outstanding share of common stock, par value $0.05 per share, of the Company to stockholders of record at the close of business on February 10, 2013.  The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, which was amended and restated as of May 28, 2013 (the “Rights Agreement”).

On November 18, 2013, the Company entered into an amendment to the Rights Agreement (the “Amendment”) to change the “Final Expiration Date” of the Rights Agreement from January 29, 2014 to November 18, 2013.  The Amendment had the effect of terminating the Rights Agreement as of November 18, 2013.  Stockholders do not have to take any action as a result of this termination and this action will have no effect on RCM’s common stock.

The Amendment is filed as an exhibit hereto and incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Item 8.01.  Other Events

On November 18, 2013, the Company issued a press release announcing the Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment to Amended and Restated Rights Agreement, dated as of November 18, 2013, between RCM Technologies, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release issued on November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

	By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and
Secretary

Dated: November 18, 2013

EXHIBIT INDEX

4.1	Amendment to Amended and Restated Rights Agreement, dated as of November 18, 2013, between RCM Technologies, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release issued on November 18, 2013.